UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2022

AXIS CAPITAL HOLDINGS LIMITED
(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road
Pembroke, Bermuda HM 08
(Address of principal executive offices, including zip code)

(441) 496-2600
(Registrant's telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, par value $0.0125 per share	AXS	New York Stock Exchange
Depositary shares, each representing a 1/100th interest in a 5.50% Series E preferred share	AXS PRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed by AXIS Capital Holdings Limited, a Bermuda company (the “Company”) on December 20, 2022 (the “Original Form 8-K”), which announced that Vincent Tizzio has been appointed to succeed Albert Benchimol as Chief Executive Officer, President and Class III director, effective as of the close of business on the date of the Company’s annual general meeting currently scheduled for May 4, 2023.

As discussed in the Original Form 8-K, the Company’s non-renewal of Mr. Benchimol’s employment agreement at the expiration of the contractual term triggers severance under Section 4(f) of the agreement (termination by executive for good reason). Accordingly, upon completion of Mr. Benchimol’s employment term through December 31, 2023 and contingent upon his execution of a general release of claims and continued compliance with the restrictive covenants in his employment agreement, Mr. Benchimol will receive the payments and benefits specified under Section 4(f) of the agreement, including certain cash severance payments, health insurance coverage and the continued vesting of his outstanding equity awards (consisting of restricted stock units (“RSUs”) and performance-vesting restricted stock units (“PSUs”)) that remain unvested as of his separation date.

On January 24, 2023, the Human Capital and Compensation Committee (the “Committee”) and independent directors of the Board approved the accelerated distribution of 50% of the number of shares covered by Mr. Benchimol’s equity awards which are outstanding as of December 31, 2023, aligned to the completion of his employment agreement (rather than requiring Mr. Benchimol to wait until the scheduled distribution dates to receive such portion of the shares underlying his awards in accordance with the terms of his employment agreement). The performance vesting of the PSUs will be calculated based on actual performance at December 31, 2023 for all outstanding PSU awards. The estimated value of Mr. Benchimol’s equity awards expected to be outstanding at December 31, 2023 is $10.1 million with estimated performance levels calculated based upon the actual performance through December 31, 2022 for the PSUs granted in 2021 and 2022 and based on deemed target level performance for the PSUs granted in 2023, and the closing price of the Company’s common stock on January 24, 2023 of $58.14 per share.

In approving the accelerated distribution for a portion of the shares underlying Mr. Benchimol’s outstanding equity awards, the Committee and independent directors considered, among other things, the desire to mitigate the potential impact of adverse tax consequences under the U.S. Internal Revenue Code related to certain deferred compensation arrangements and the benefit to having the remaining portion of the shares underlying outstanding equity awards deliver on schedule to continue to align Mr. Benchimol with the interests of the Company and its shareholders during this period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2023

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Conrad D. Brooks
Conrad D. Brooks
General Counsel